Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Thursday, October 17, 2024	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $58.9 million, or $1.75 per diluted share, for the third quarter of 2024 compared to net income of $51.0 million, or $1.52 per diluted share, for the third quarter of 2023.

The Company’s net interest income for the third quarter of 2024 increased to $115.0 million from $104.3 million for the same period in 2023. Loan volume was the primary driver of the change in net interest income, but was partially offset by the impact of the shifting mix between interest-bearing and noninterest-bearing deposits. Net interest margin for the three-month period ended September 30 was 3.78% in 2024 compared to 3.73% in 2023. The Company recorded a provision for credit losses of $3.0 million in the third quarter of 2024 compared to $2.3 million for the same period in 2023.

Noninterest income for the quarter totaled $48.7 million compared to $44.4 million last year. Trust revenue, treasury income, sweep fees and insurance commissions each increased when compared to third quarter last year.

Noninterest expense for the quarter increased to $86.7 million compared to $81.2 million in the same quarter last year. The increase in noninterest expense was primarily related to growth in salaries and employee benefits of $4.0 million.

The Company’s effective tax rate for the period was 20.3% compared to 21.8% for the third quarter of 2023.

At September 30, 2024, the Company’s total assets were $13.3 billion, an increase of $941.4 million from December 31, 2023. Loans grew $528.1 million from December 31, 2023, totaling $8.2 billion at September 30, 2024. Deposits totaled $11.5 billion, an increase of $774.2 million from year-end 2023. Sweep accounts totaled $4.3 billion at September 30, 2024, down $60.6 million from December 31, 2023. The Company’s total stockholders’ equity was $1.6 billion, an increase of $150.7 million over December 31, 2023.

Nonaccrual loans totaled $45.5 million, representing 0.56% of total loans at September 30, 2024 compared to 0.32% at year-end 2023. The allowance for credit losses to total loans was 1.24% at September 30, 2024 compared to 1.26% at the end of 2023. Net charge-offs were $775,000 for the quarter compared to $1.5 million for the third quarter of 2023.

BancFirst Corporation CEO David Harlow commented, “Loan growth, an improved net interest margin, and growth across all major components of non-interest income resulted in a strong quarter for the Company. While the Federal Reserve’s late September 50 basis point rate cut had little impact on the quarter, the potential for further short-term rate reductions combined with a recent increase in the longer-term portion of the yield curve changes the landscape considerably and causes our outlook on net interest margin to be unclear. However, we believe the Company is well positioned to reasonably manage and balance our asset and liability pricing in the coming months. Our perspective on credit is unchanged as the Federal Reserve’s goal of a “soft landing,” while more likely, is far from certain, thus our Loan Loss Reserve as a percentage of loans is the same when compared to last quarter.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 104 banking locations serving 59 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates, legislative and regulatory actions and reforms, competition, as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2024	2024	2024	2023	2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Condensed Income Statements:
Net interest income	$114,957	$109,896	$106,104	$105,066	$104,308
Provision for credit losses	3,031	3,358	4,015	-	2,312
Noninterest income:
Trust revenue	5,672	5,490	5,088	5,106	4,866
Service charges on deposits	17,723	17,280	16,428	16,841	17,027
Securities transactions	(308)	317	(267)	(1,364)	(361)
Sales of loans	721	733	491	512	734
Insurance commissions	9,391	6,668	9,455	7,220	8,429
Cash management	9,189	9,149	8,651	7,878	8,177
Other	6,324	4,307	5,054	8,964	5,577
Total noninterest income	48,712	43,944	44,900	45,157	44,449

Noninterest expense:
Salaries and employee benefits	54,215	51,928	51,528	50,731	50,200
Occupancy expense, net	5,776	5,233	5,206	5,439	5,487
Depreciation	4,482	4,504	4,556	4,560	4,685
Amortization of intangible assets	886	887	886	887	885
Data processing services	2,720	2,696	2,616	2,224	1,820
Net expense from other real estate owned	2,751	1,656	2,202	7,870	2,720
Marketing and business promotion	2,168	2,246	2,256	2,653	2,034
Deposit insurance	1,645	1,614	1,438	1,332	1,419
Other	12,091	14,552	12,091	14,120	11,965
Total noninterest expense	86,734	85,316	82,779	89,816	81,215
Income before income taxes	73,904	65,166	64,210	60,407	65,230
Income tax expense	15,001	14,525	13,876	11,473	14,242
Net income	$58,903	$50,641	$50,334	$48,934	$50,988
Per Common Share Data:
Net income-basic	$1.78	$1.53	$1.53	$1.48	$1.55
Net income-diluted	1.75	1.51	1.50	1.46	1.52
Cash dividends declared	0.46	0.43	0.43	0.43	0.43
Common shares outstanding	33,122,689	33,022,124	32,966,678	32,933,018	32,921,393
Average common shares outstanding -
Basic	33,097,164	33,001,180	32,947,983	32,926,326	32,937,149
Diluted	33,646,549	33,525,061	33,513,412	33,483,691	33,539,389
Performance Ratios:
Return on average assets	1.80%	1.61%	1.63%	1.58%	1.68%
Return on average stockholders’ equity	15.14	13.72	13.96	13.98	14.93
Net interest margin	3.78	3.76	3.70	3.67	3.73
Efficiency ratio	52.99	55.46	54.82	59.79	54.60

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Nine months ended
	September 30,
	2024	2023
Condensed Income Statements:
Net interest income	$330,957	$319,390
Provision for credit losses	10,404	7,458
Noninterest income:
Trust revenue	16,250	13,678
Service charges on deposits	51,431	60,526
Securities transactions	(258)	(464)
Sales of loans	1,945	2,095
Insurance commissions	25,514	23,395
Cash management	26,989	22,838
Other	15,685	18,183
Total noninterest income	137,556	140,251

Noninterest expense:
Salaries and employee benefits	157,671	149,255
Occupancy expense, net	16,215	15,588
Depreciation	13,542	14,097
Amortization of intangible assets	2,659	2,645
Data processing services	8,032	6,144
Net expense from other real estate owned	6,609	8,068
Marketing and business promotion	6,670	6,461
Deposit insurance	4,697	4,495
Other	38,734	35,889
Total noninterest expense	254,829	242,642
Income before income taxes	203,280	209,541
Income tax expense	43,402	46,010
Net income	$159,878	$163,531
Per Common Share Data:
Net income-basic	$4.84	$4.97
Net income-diluted	4.76	4.88
Cash dividends declared	1.32	1.23
Common shares outstanding	33,122,689	32,921,393
Average common shares outstanding -
Basic	33,015,741	32,916,996
Diluted	33,567,117	33,493,015
Performance Ratios:
Return on average assets	1.68%	1.81%
Return on average stockholders’ equity	14.30	16.56
Net interest margin	3.75	3.83
Efficiency ratio	54.39	52.79

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2024	2024	2024	2023	2023
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Balance Sheet Data:

Total assets	$13,313,482	$12,737,318	$12,602,425	$12,372,042	$12,114,602
Interest-bearing deposits with banks	2,743,578	2,299,019	2,341,604	2,172,001	2,134,081
Debt securities	1,376,913	1,441,365	1,534,651	1,555,095	1,525,448
Total loans	8,188,202	8,054,856	7,787,857	7,660,134	7,476,474
Allowance for credit losses	(101,882)	(99,626)	(97,267)	(96,800)	(97,776)
Noninterest-bearing demand deposits	3,858,670	3,815,818	3,849,807	3,982,226	4,170,550
Money market and interest-bearing checking deposits	5,122,457	4,930,853	4,901,081	4,699,865	4,453,892
Savings deposits	1,082,855	1,084,266	1,076,181	1,056,404	1,062,041
Time deposits	1,410,370	1,184,665	1,082,552	961,627	847,688
Total deposits	11,474,352	11,015,602	10,909,621	10,700,122	10,534,171
Stockholders' equity	1,584,575	1,512,492	1,469,312	1,433,891	1,370,584
Book value per common share	47.84	45.80	44.57	43.54	41.63
Tangible book value per common share (non-GAAP)(1)	41.91	39.83	38.56	37.50	35.56
Balance Sheet Ratios:
Average loans to deposits	72.27%	72.25%	71.97%	70.52%	70.61%
Average earning assets to total assets	93.02	92.77	92.67	92.42	92.39
Average stockholders' equity to average assets	11.88	11.71	11.65	11.30	11.28
Asset Quality Data:
Past due loans	$4,628	$4,280	$6,332	$9,542	$12,575
Nonaccrual loans (3)	45,481	44,021	41,996	24,573	16,676
Other real estate owned and repossessed assets	39,519	38,497	35,116	34,200	42,782
Nonaccrual loans to total loans	0.56%	0.55%	0.54%	0.32%	0.22%
Allowance to total loans	1.24	1.24	1.25	1.26	1.31
Allowance to nonaccrual loans	224.01	226.32	231.61	393.92	586.34
Net charge-offs to average loans	0.01	0.01	0.05	0.02	0.02

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,584,575	$1,512,492	$1,469,312	$1,433,891	$1,370,584
Less goodwill	182,263	182,263	182,263	182,263	182,263
Less intangible assets, net	14,045	14,931	15,818	16,704	17,591
Tangible stockholders’ equity (non-GAAP)	$1,388,267	$1,315,298	$1,271,231	$1,234,924	$1,170,730
Common shares outstanding	33,122,689	33,022,124	32,966,678	32,933,018	32,921,393
Tangible book value per common share (non-GAAP)	$41.91	$39.83	$38.56	$37.50	$35.56

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $7.5 million of nonaccrual loans at September 30, 2024.

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2024
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$8,103,297	$144,179	7.06%	$7,916,192	$414,274	6.97%
Securities – taxable	1,406,344	8,341	2.35	1,484,049	26,454	2.37
Securities – tax exempt	2,374	23	3.87	2,474	71	3.80
Interest-bearing deposits with banks and FFS	2,574,083	35,267	5.44	2,370,685	97,388	5.47
Total earning assets	12,086,098	187,810	6.17	11,773,400	538,187	6.09

Nonearning assets:
Cash and due from banks	195,636			200,515
Interest receivable and other assets	810,781			807,891
Allowance for credit losses	(99,967)			(98,327)
Total nonearning assets	906,450			910,079
Total assets	$12,992,548			$12,683,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Money market and interest-bearing checking deposits	$5,064,491	$47,386	3.71%	$4,933,831	$136,899	3.70%
Savings deposits	1,078,383	9,277	3.41	1,070,512	27,502	3.42
Time deposits	1,275,206	14,952	4.65	1,146,042	39,106	4.55
Short-term borrowings	4,423	48	4.30	5,673	203	4.76
Subordinated debt	86,134	1,030	4.74	86,120	3,091	4.78
Total interest-bearing liabilities	7,508,637	72,693	3.84	7,242,178	206,801	3.80

Interest free funds:
Noninterest-bearing deposits	3,793,962			3,818,752
Interest payable and other liabilities	146,868			132,698
Stockholders’ equity	1,543,081			1,489,851
Total interest free funds	5,483,911			5,441,301
Total liabilities and stockholders’ equity	$12,992,548			$12,683,479
Net interest income		$115,117			$331,386
Net interest spread			2.33%			2.29%
Effect of interest free funds			1.45%			1.46%
Net interest margin			3.78%			3.75%